Exhibit 24

			POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS, that:

	(i)	each of the undersigned hereby constitutes and appoints
Eric J. Boden, Jeffrey A. Wahba, Ellen Bancroft, J.R. Kang, Jason Wisniewski, David M. Eaton, Richard Cicchillo Jr., Zuri Briscoe and Jennifer White and each of them, with full authority to act without the others, as the true and lawful attorneys-in fact of each of the undersigned; and

	(ii)	each undersigned hereby constitutes and appoints each other
undersigned, with full authority to act without the others, as such undersigned's true and lawful attorneys-in-fact,

	in each case, to:

	(1)	execute for and on behalf of each of the undersigned, in
each undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, of HireRight, Inc. (the "Company"), Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

	(2)	do and perform any and all acts for and on behalf of each
or any of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Form 3, 4 or 5, file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority or organization; and

	(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required of, each or any of the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of each or any of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the sole discretion of any of such attorneys-in-fact.

	Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is the Company assuming, the responsibilities to comply with Sections 16 of the Exchange Act of each or any of the undersigned.

	This Power of Attorney shall remain in full force and effect with respect to an undersigned until such undersigned is no longer required to file Forms 3, 4 and 5 with respect to such undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 10th day of August 2007.


			NCP-1, L.P.
				By:	MV-I GP, LLC, its general partner
				By:	Navigation Capital Partners III, L.P., its
					sole member
				By:	NCP General Partner III, LLC, its general
					partner

					By:/s/ John Richardson
					John Richardson

					By:/s/ Lawrence E. Mock, Jr.
					Lawrence E. Mock, Jr.

					its members and managers


			MV-I GP, LLC
				By:	Navigation Capital Partners III, L.P., its
					sole member
				By:	NCP General Partner III, LLC, its general
					partner

					By:/s/ John Richardson
					John Richardson

					By:/s/ Lawrence E. Mock, Jr.
					Lawrence E. Mock, Jr.

					its members and managers


			Navigation Capital Partners III, L.P.
				By:	NCP General Partner III, LLC, its general
					partner

					By:/s/ John Richardson
					John Richardson

					By:/s/ Lawrence E. Mock, Jr.
					Lawrence E. Mock, Jr.

					its members and managers




			NCP General Partner III, LLC

				By:/s/ John Richardson
				John Richardson

				By:/s/ Lawrence E. Mock, Jr.
				Lawrence E. Mock, Jr.

				its members and managers


			/s/ John Richardson
			John Richardson


			/s/ Lawrence E. Mock, Jr.
			Lawrence E. Mock, Jr.




State of Georgia	)
			)     ss.
County of Gwinnett	)

	On August 10, 2007, before me, Patricia Seneski, personally appeared the above signatories, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by such signatures on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

	WITNESS my hand and official seal.

	[NOTATIAL SEAL APPEARS HERE]


			/s/ Patricia Seneski
			Notary Public in and for said
			State


(Notarial Seal)